SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2009

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 1.01 Entry into a Material Definitive Agreement

This Form 8-K/A amends Form 8-K dated December 8, 2008.

On December 5, 2008 mPhase Technologies, Inc. signed a contract with Porsche Design Gesellschaft m.b.H., Flugplatzstrasse 29, A,S700 Zell am see. Austrla ["Porsche Design' Studio"], to design a premium version of the AlwaysReady Emergency Flashlight. The flashlight will contain mPhase's proprietary lithium reserve battery. The battery contains a breakable barrier that separates the solid electrodes from the liquid electrolyte until the battery is manually activated. Unlike traditional batteries, the mPhase battery remains in an inert state with no leakage or self-discharge until activation. The mPhase battery is designed to have an almost infinite shelf life making it ideal for emergency lighting applications.

The premium flashlight will be marketed as an accessory for automobile roadside emergency kits.

Item 9.01 Financial Statements and Exhibits

A copy of the context is set forth as Exhibit 99.1.

The Company has, pursuant to Rule 24 (b-2) of the Securities Exchange Act of 1934, as amended, portions of the Exhibit have been omitted and separately filed with the SEC with a request for confidential treatment.

Exhibit	Description

99.1	Design Development Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: March 12, 2009